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                                                                    Exhibit 99.1


[JLG INDUSTRIES, INC. LOGO]
                                                                   PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE
1 JLG Drive
McConnellsburg, PA 17233-9533
Telephone (717) 485-5161                                   CONTACT: JUNA ROWLAND
Fax (717) 485-6417                     DIRECTOR - CORPORATE & INVESTOR RELATIONS
www.jlg.com                                           (240) 313-1816, IR@JLG.COM





                         JLG FILES FINANCIAL RESTATEMENT

           IMPACT LIMITED TO SINGLE TRANSACTION AS PREVIOUSLY REPORTED

         MCCONNELLSBURG, PA, MARCH 16, 2004 - JLG Industries, Inc. (NYSE: JLG) announced that the Company has conducted an internal review of its revenue recognition practices for the last three fiscal years as well as the first six months of the current fiscal year. In addition, Ernst & Young LLP has performed agreed-upon procedures with respect to the financial statements for the same periods. As a result of our internal review and the procedures performed by Ernst & Young LLP, the Company has identified no other transactions or circumstances that would require it to alter the scope of the restatement beyond what the Company disclosed in its press release dated February 18, 2004.

         We have restated our financial statements for the fiscal year ended July 31, 2003 and first quarter ending October 31, 2003 of the current fiscal year to correct our premature recognition of revenues from one transaction with a single customer that we originally recorded in July 2003. Upon re-examination of the transaction terms and subsequent history we concluded that the transaction was incorrectly reported as a sale, rather than a consignment sale, which under generally accepted accounting principles, allows recognition of the revenues only upon final sale of the equipment by the consignee. We notified both the Audit Committee of the Board of Directors and Ernst & Young LLP, the Company's independent auditors regarding this matter. The restatement results in an $8.7 million reduction of revenue and $1.8 million reduction in net income in the fourth quarter of fiscal 2003. Prior to the date of the amended reports, the consignee had sold all of the equipment. Accordingly, the reclassification of this transaction will result in an increase in revenue and profit recognized over the first three quarters of fiscal 2004 offset in part by the expense associated with our internal inquiry and subsequent restatement.

         We have also taken significant steps to strengthen our control processes and procedures in order to identify and rectify the accounting error and prevent the recurrence of the circumstances that resulted in the need to restate prior period financial statements. While actual plans involve many detailed steps, the general categories addressed include:


     - Strengthening our documentation and formal process to review and approve proposed revenue transactions prior to their occurrence.

     - Supplementing our revenue recognition policy to include a clearly understandable summary of key elements of the policy to better ensure broader understanding of the policy among our personnel.

     - Conducting training sessions for affected employees on applicable policies and procedures.

     - Implementing additional detection controls to identify and correct accounting errors on a timely basis before such errors reach our financial statements.

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JLG Industries, Inc. - page 2

We believe these changes eliminate the previously identified weakness in our controls, but we intend during the current quarter to further improve these controls principally through additional modifications to our information systems to automate and provide redundancies for some of these processes. We are expanding the scope of the engagement of our internal auditors
PricewaterhouseCoopers and will continue to seek their assistance in implementing appropriate procedures and controls.

         Our management team has taken full responsibility for the error that caused the restatement and subsequent events. We are committed to ensuring that JLG continues to adhere to the highest principles of business ethics in a manner that preserves and advances our Company's valuable reputation. To avoid any appearance that might contradict that commitment, our officers have requested, and our board has agreed, that we reverse the accelerated vesting of all officer restricted share awards that occurred in January and February shortly before our initial announcement of the restatement. These awards will be restored to their prior status and therefore will be eligible to vest again in six months only if our share price returns to the average levels that triggered the prior early vesting.

         The effect of the restatement is as follows:


                                                     FOR THE FISCAL YEAR ENDED              FOR THE THREE MONTHS ENDED
                                                            JULY 31, 2003                         OCTOBER 31, 2003
                                               PREVIOUSLY                                PREVIOUSLY
                                               ----------                                ----------
                                                REPORTED    AS RESTATED       CHANGE      REPORTED   AS RESTATED     CHANGE
                                                --------    -----------       ------      --------   -----------     ------
STATEMENTS OF INCOME DATA:
Net sales                                       $733,480      $724,819       ($8,661)     $207,002     $208,392       $1,390
Revenues                                         759,789       751,128        (8,661)      212,195      213,585        1,390
Costs of sales                                   622,475       616,686        (5,789)      174,333      175,319          986
Gross profit                                     137,314       134,442        (2,872)       37,862       38,266          404
Income from operations                            39,193        36,321        (2,872)        9,362        9,766          404
Income before taxes                               17,899        15,027        (2,872)          426          830          404
Income tax provision                               3,724         2,635        (1,089)          149          297          148
Net income                                        14,175        12,392        (1,783)          277          533          256
Earnings per common share                           0.33          0.29         (0.04)         0.01         0.01           --
Earnings per common share-assuming dilution         0.33          0.29         (0.04)         0.01         0.01           --

STATEMENTS OF CASH FLOWS DATA:
Net income                                       $14,175       $12,392       ($1,783)         $277         $533         $256
Non-cash charges and credits-Deferred
  income taxes                                    (5,247)       (6,336)       (1,089)        3,171        3,319          148
Accounts receivable                              (43,985)      (35,324)        8,661         2,409        1,020       (1,389)
Inventories                                       48,926        43,137        (5,789)        5,900        6,885          985

BALANCE SHEETS DATA:
Accounts receivable - net                       $266,180      $257,519       ($8,661)     $297,001     $289,729      ($7,272)
Inventories                                      116,886       122,675         5,789       148,397      153,200        4,803
Other current assets (deferred tax assets)        45,385        46,474         1,089        53,311       54,252          941
Total current assets                             605,762       603,979        (1,783)      551,950      550,422       (1,528)
Total assets                                     937,985       936,202        (1,783)      974,477      972,949       (1,528)
Retained earnings                                230,273       228,490        (1,783)      230,334      228,806       (1,528)
Total shareholders' equity                       249,497       247,714        (1,783)      250,439      248,911       (1,528)
Total liabilities and shareholders' equity       937,985       936,202        (1,783)      974,477      972,949       (1,528)


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JLG Industries, Inc. - page 3

ABOUT JLG

         JLG Industries, Inc. is the world's leading producer of access equipment and highway-speed telescopic hydraulic excavators. The Company's diverse product portfolio encompasses leading brands such as JLG(R) aerial work platforms; JLG, Sky Trak(R), Lull(R) and Gradall(R) telehandlers; Gradall excavators; and an array of complementary accessories that increase the versatility and efficiency of these products for end users. JLG markets its products and services through a multi-channel network that includes a highly trained and skilled direct sales force, direct marketing, the Internet, integrated supply programs and a network of distributors. In addition, JLG offers world-class after-sales service and support for its customers in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; (iii) limitations on customer access to credit for purchases; (iv) credit risks from our financing of customer purchases; (v) interest and foreign currency exchange rates; and (vi) costs of raw materials and energy, as well as other risks as detailed in the Company's SEC reports, including the amended report on Form 10-Q for the quarter ended October 31, 2003.

         For more information, visit www.jlg.com. NOTE: Information contained on our website is not incorporated by reference into this press release.

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